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                                                                  EXHIBIT (a)(4)

                          OFFER TO PURCHASE FOR CASH
                        467,886 SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                      OF

                                   HEI, INC.

                                      BY

                             FANT INDUSTRIES INC.

                                      AT

                          $8.00 NET PER SHARE IN CASH

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 7, 1998, UNLESS THE OFFER IS EXTENDED. SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                                                                 March 10, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies And Other Nominees:

  We have been engaged by Fant Industries Inc., a Delaware corporation ("Purchaser"), to act as Dealer Manager in connection with Purchaser's offer to purchase 467,886 shares of common stock, par value $0.05 per share (the "Shares"), of HEI, Inc., a Minnesota corporation (the "Company"), or such greater number of Shares that will equal 11.5% of the Shares outstanding as of the Expiration Date (hereinafter defined) (such number of Shares being the "Maximum Number"), in each case together with (unless and until Purchaser declares that the Board Action Condition (as defined below) is satisfied) the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 27, 1988, as it may from time to time be supplemented or amended (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent"), at a price of $8.00 per Share (and associated Right), net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the "Offer").

  THE OFFER IS CONDITIONED UPON, AMONG, OTHER THINGS (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE A NUMBER OF SHARES OF COMMON STOCK, INCLUDING THE RIGHTS ASSOCIATED THEREWITH, WHICH CONSTITUTES 11.5% OF THE TOTAL NUMBER OF OUTSTANDING SHARES OF COMMON STOCK (AND RIGHTS) OF THE COMPANY, (2) THE ELECTION, BY BOARD RESOLUTION OR SHAREHOLDER VOTE, OF A SUFFICIENT NUMBER OF PURCHASER'S DIRECTOR NOMINEES TO CONSTITUTE A MAJORITY OF THE COMPANY'S BOARD OF DIRECTORS (THE "CHANGE OF CONTROL CONDITION"), (3) REDEMPTION OF THE RIGHTS BY THE BOARD OF DIRECTORS OF THE COMPANY, OR PURCHASER HAVING DETERMINED IN ITS SOLE DISCRETION THAT THE RIGHTS HAVE BEEN INVALIDATED OR ARE OTHERWISE INAPPLICABLE TO THE OFFER (THE "BOARD ACTION CONDITION"), AND (4) THE ACQUISITION OF SHARES IN THE OFFER HAVING BEEN APPROVED IN ACCORDANCE WITH THE REQUIREMENTS OF THE MINNESOTA CONTROL SHARE ACT (AS DEFINED IN THE OFFER TO PURCHASE) AND ACCORDED FULL VOTING RIGHTS, OR PURCHASER HAVING DETERMINED IN ITS SOLE DISCRETION THAT SUCH STATUTE IS INAPPLICABLE TO THE OFFER. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS CONTAINED IN THE OFFER TO PURCHASE. SEE THE INTRODUCTION AND SECTIONS 1, 12 AND 13 OF THE OFFER TO PURCHASE.

  THE OFFER IS NOT CONDITIONED ON PURCHASER OBTAINING FINANCING.
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  Unless the Board Action Condition with respect to the Rights is satisfied, shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares in accordance with the procedures set forth in Section 2 of the Offer to Purchase. If the Distribution Date occurs and separate certificates representing the Rights are distributed to holders of Shares prior to the time Shares are tendered herewith, certificates representing a number of Rights equal to the number of Shares being tendered herewith must be delivered to the Depositary or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto, in order for such Shares tendered herewith to be validly tendered. If the Distribution Date occurs and separate certificates representing the Rights are not distributed prior to the time Shares are tendered herewith, Rights may be tendered prior to a shareholder receiving separate certificates for Rights by use of the guaranteed delivery procedures described in Section 2 of the Offer to Purchase. A tender of Shares constitutes an agreement by the tendering shareholder to deliver certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary prior to expiration of the period permitted by such guaranteed delivery procedures for delivery of certificates for, or a Book-Entry Confirmation with respect to, Rights (the "Rights Delivery Period"). However, after expiration of the Rights Delivery Period, the Purchaser may elect to reject as invalid a tender of Shares with respect to which certificates for, or a Book-Entry Confirmation with respect to, an equal number of Rights has not been received by the Depositary. Nevertheless, the Purchaser will be entitled to accept for payment Shares tendered by the undersigned prior to the receipt of the certificates for the Rights required to be tendered with such Shares, or a Book-Entry Confirmation with respect to such Rights, and either (a) subject to complying with the applicable rules and regulations of the Securities and Exchange Commission, withhold payment for such Shares pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights or
(b) make payment for Shares accepted for payment pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights in reliance upon the agreement of a tendering shareholder to deliver Rights and such guaranteed delivery procedures. Any determination by the Purchaser to make payment for Shares in reliance upon such agreement and such guaranteed delivery procedures or, after the expiration of the Rights Delivery Period, to reject a tender as invalid will be made in the sole and absolute discretion of the Purchaser.

  For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.Offer to Purchase dated March 10, 1998;

  2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

  3. Notice of Guaranteed Delivery to be used to accept the offer if certificates for Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed on a timely basis;

  4. A form of letter which may sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

  5. A return envelope addressed to Firstar Bank of Minnesota, N.A., the Depositary.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for the Maximum Number of Shares which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of certificates for such Shares, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Depository Trust Company or the Philadelphia Depository Trust Company, pursuant to the procedures described in Section 2 of

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the Offer to Purchase, a properly completed and duly executed Letter of
Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message in connection with a book-entry transfer, and all other documents required by the Letter of Transmittal.

  Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

  Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 7, 1998, UNLESS THE OFFER IS EXTENDED.

  In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (of facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary, and certificates representing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedure for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified under Section 2, "Procedure for Tendering Shares and Rights" in the Offer to Purchase.

  Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to purchase.

                                          Very truly yours,

                                          R.J. Steichen & Co.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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